SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Brandes Investment Trust
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BRANDES INVESTMENT TRUST

February 28, 2006

Dear Shareholder:

Thank you very much for taking the time to review this information. We would like to solicit your vote for the matters described below. Your vote is very important!

The Board of Trustees of Brandes Investment Trust has nominated Karin B. Bonding as a member of the Board and asks you to elect her as a new Trustee. The Board also asks you to ratify its previous appointment of Debra McGinty-Poteet and J. Michael Gaffney as Trustees.

The Trust and the Board remain committed to serving all shareholders of the series of the Trust to the best of our abilities. On behalf of the Board, I thank you for your continued investment in the Trust.

Best regards,

Thomas M. Quinlan
Secretary

Please respond - your vote is important. Whether or not you plan to attend the meeting, please complete, sign, date and mail the enclosed proxy in the enclosed envelope so that you will be represented at the meeting.

BRANDES INVESTMENT TRUST
11988 El Camino Real, Suite 500
San Diego, CA 9213

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To be held on May 17, 2006 at 10:00 a.m.

To the shareholders of Brandes Investment Trust, a Delaware statutory trust (the “Trust”):

Notice is hereby given that a special meeting of shareholders of the Trust will be held at 10:00 a.m. Pacific Time, on May 17, 2006 at the offices of the Trust at 11988 El Camino Real, San Diego, CA , to consider the following proposals:

1.	To elect one new member to the Board of Trustees of the Trust, as described in Proposal 1 of the attached proxy statement;

2.	To ratify the prior appointment of two of the current members of the Board of Trustees, as described in the attached proxy statement; and

3.	To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Trustees has unanimously approved and recommends you vote in favor of Proposals 1 and 2. Please read the enclosed Proxy Statement for a full discussion of the Proposals.

By Order of the Board of Trustees,

Thomas M. Quinlan
Secretary

San Diego, California
February 28, 2006

Please respond - your vote is important. Whether or not you plan to attend the meeting, please complete, sign, date and mail the enclosed proxy in the enclosed envelope so that you will be represented at the meeting.

BRANDES INVESTMENT TRUST
11988 El Camino Real, Suite 500
San Diego, CA 92130

PROXY STATEMENT
Special Meeting of Shareholders
To be held on May 17, 2006 at 10:00 a.m.

The enclosed proxy is solicited on behalf of the Board of Trustees (the “Board”) of Brandes Investment Trust, a Delaware statutory trust (the “Trust”), for use at a special meeting of shareholders (the “Meeting”) of the Brandes Institutional International Equity Fund and the Separately Managed Account Reserve Trust series (each a “Fund” and, collectively, the “Funds”) of the Trust to be held at 10:00 a.m. Pacific Time on May 17, 2006, at the offices of the Trust at 11988 El Camino Real, San Diego, CA 92130, and at any adjournment thereof, for the purposes set forth in the accompanying notice of the Meeting.

Shareholders of record at the close of business on the record date, February 15, 2006 (the “Record Date”), are entitled to notice of, and to vote at, the Meeting. The notice, this proxy statement and the enclosed form of proxy are being mailed to shareholders on or about February 28, 2006.

Financial statements for the Trust are included in the Annual Report of the Trust for the fiscal year ended September 30, 2005, which has been mailed to shareholders. Shareholders may obtain copies of the Annual Report free of charge by writing the Trust at 11988 El Camino Real, Suite 500, San Diego, CA 92130 or by calling 1-800-331-2979.

PROPOSAL 1 - ELECTION OF KARIN B. BONDING AS A TRUSTEE

The Board currently has five members: DeWitt F. Bowman, Gordon Clifford Broadhead, W. Daniel Larsen, J. Michael Gaffney and Debra McGinty-Poteet. In September 2005, the Board, including the Trustees who are not “interested persons” of the Trust (“Independent Trustees”) as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), unanimously nominated Karin B. Bonding for election as a Trustee of the Trust.

As indicated under “Trustees and Officer” below, Ms. Bonding has considerable business and academic experience in investment management matters, and also serves as a director of 15 closed-end investment companies which are part of the CSFB family of funds. If elected, she will serve as an Independent Trustee of the Trust. The Board believes that her addition to the Board would enhance its ability to oversee the operations of the Trust.

The current members of the Board do not have the power to appoint Ms. Bonding as an additional Trustee without the approval of the shareholders of the Trust. Section 16(a) of the 1940 Act provides that an additional Trustee may be appointed by the Board only if, after his or her appointment, at least two-thirds of the Trustees have been elected by the shareholders. As indicated in Proposal 2 below, Mr. Gaffney and Ms. McGinty-Poteet have previously been appointed to the Board without shareholder approval. As the appointment of Ms. Bonding would result in only 50% of the Board having been elected by the shareholders of the Trust, she must be elected as a Trustee by the shareholders.

Required Vote

Ms. Bonding will be elected as a Trustee of the Trust if she receives a plurality of the votes cast, voting together without regard to Fund, to fill an additional position on the Board. She has indicated that she is able and willing to serve as a Trustee and, if elected, she will serve as a Trustee until she resigns, is removed from office, or a successor has been elected. If for any reason she becomes unable to serve before the Meeting, proxies will be voted for a substitute nominated by the Board unless you instruct otherwise.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS ELECT KARIN B. BONDING AS AN ADDITIONAL TRUSTEE.

PROPOSAL 2 - RATIFICATION OF THE APPOINTMENTS OF J. MICHAEL
GAFFNEY AND DEBRA MCGINTY-POTEET AS TRUSTEES

Mr. Gaffney has served as an Independent Trustee of the Trust since June 2004. Ms. McGinty-Poteet, who is Director of Mutual Fund Services of the Advisor, has served on the Board since June 2000 and as President of the Trust since 2000. Both were appointed to their positions in accordance with Section 16(a) of the 1940 Act by the Board (which, at the time of their appointments, also included Charles Brandes, who had been elected as a Trustee by the shareholders of the Trust and subsequently resigned from the Board in September 2005).

As indicated above, Section 16(a) of the 1940 Act restricts the ability of the Board to appoint new members to fill vacancies unless, after any such appointment, at least two-thirds of the Trustees have been elected by the shareholders of the Trust. Accordingly, even after the election of Ms. Bonding by the shareholders, the Board will not be able to appoint new Trustees to fill any vacancies which may occur in the future without calling a shareholder meeting. The Board believes it is in the best interests of the Trust for the shareholders to ratify the appointment of Ms. McGinty-Poteet and Mr. Gaffney so that all members of the Board will have been elected by the shareholders and the Board will have the flexibility to appoint additional Trustees in the future to fill vacancies without incurring the expense of additional shareholder meetings.

Required Vote

Ratification of the appointment of each of Mr. Gaffney and Ms. McGinty-Poteet must be approved by a majority of the shares present at the Meeting, voting together without regard to Fund. If the appointment of either such Trustee is not ratified, he or she will remain in office but will not be considered as having been elected by the shareholders of the Trust.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS RATIFY THE APPOINTMENT OF J. MICHAEL GAFFNEY AND DEBRA MCGINTY-POTEET AS TRUSTEES.

TRUSTEES AND OFFICERS

The Board is responsible for oversight of the Trust’s operations. The Board establishes the Trust’s policies and meets regularly to review the activities of the Trust’s officers, who are responsible for day-to-day operations of the Funds.

Information regarding the current Trustees, the nominee for election as an additional Trustee, and the executive officers of the Trust is set forth below.

Name, Address, and Age	Position(s) Held with Trust	Term of Office and Length of Time Served[1]	Principal Occupation During Past 5 Years	Number of Fund Series Overseen by Trustee or Nominee for Trustee	Other Directorships/ Trusteeships Held by Trustee or Nominee for Trustee
Independent Trustees[2]
DeWitt F. Bowman 11988 El Camino Real, Suite 500 San Diego, CA 92130 (Born 1930)	Trustee	Since February 1995	Principal, Pension Investment Consulting, since 1994. Interim Treasurer and Vice President for Investments - University of California from 2000 to 2001.	All (2)	Wilshire Mutual Funds, Inc.; Pacific Gas and Electric Nuclear Decommissioning Trust; PCG Private Equity Fund; Forward Funds; Sycuan Funds RREEF America REIT1, Inc.
Gordon Clifford Broadhead 11988 El Camino Real, Suite 500 San Diego, CA 92130 (Born 1924)	Trustee	Since December 1994	Retired.	All (2)	None
W. Daniel Larsen 11988 El Camino Real, Suite 500 San Diego, CA 92130 (Born 1927)	Trustee	Since December 1994	Retired.	All (2)	None
J. Michael Gaffney 11988 El Camino Real, Suite 500 San Diego, CA 92130 (Born 1941)	Trustee	Since June 2004 [4]	Independent Consultant, IXIS Asset Management, North America, since 2004. President and CEO, Back Bay Advisors from 1998 to 2001.	All (2)	None

“Interested” Trustee[3]
Debra McGinty-Poteet 11988 El Camino Real, Suite 500 San Diego, CA 92130 (Born 1956)	Trustee and President	Since June 2000 [4]	Director, Mutual Fund Services of Brandes Investment Partners, L.P., the investment advisor to the Funds (the “Advisor”).	All (2)	Brandes Investment Funds PLC
Nominee for Trustee
Karin B. Bonding 11988 El Camino Real, Suite 500 San Diego, CA 92130 (Born 1939)	N/A	N/A	Lecturer, University of Virginia, since 1996. President of Capital Markets Institute, Inc. serving as fee-only financial planner and investment advisor since 1996.	N/A	Director of 15 closed end mutual funds in the Credit Suisse family of funds.
Officers of the Trust
Thomas M. Quinlan 11988 El Camino Real, Suite 500 San Diego, CA 92130 (Born 1970)	Secretary	Since June 2003	Associate General Counsel to the Advisor since January 2005; Counsel to the Advisor from July 2000 to January 2005.	N/A	N/A
Gary Iwamura 11988 El Camino Real, Suite 500 San Diego, CA 92130 (Born 1956)	Treasurer	Since September 1997	Finance Director of the Advisor.	N/A	N/A
Adelaide Pund 11988 El Camino Real Suite 500 San Diego, CA 92130 (Born 1967)	Chief Compliance Officer	Since September 2004	Head of Compliance of the Advisor since October 2004; Compliance Manager to the Advisor from 1998 to October 2004.	N/A	N/A

[1]	Trustees and officers of the Fund serve until their resignation, removal or retirement.
[2]	Not “interested persons” of the Trust as defined in the 1940 Act.
[3]	“Interested persons” of the Trust as defined in the 1940 Act.
[4]	Appointed by the Board as a trustee.

The Board met four times during the fiscal year ended September 30, 2005. During the year, all of the incumbent Trustees attended at least 75% of the Board meetings and the meetings of the Board Committees on which they served.

Committees of the Board

The Board has an Audit Committee, which is currently comprised of DeWitt F. Bowman, Gordon Clifford Broadhead, W. Daniel Larsen and J. Michael Gaffney, who are all the independent Trustees. The Audit Committee reviews financial statements and other audit-related matters for the Trust, and serves as the Trust’s “qualified legal compliance committee”. The Audit Committee also holds discussions with management and with the independent auditors concerning the scope of the audit and the auditor’s independence. During the year ended September 30, 2005, the Audit Committee met three times.

The Board has a Nomination Committee, which is comprised of DeWitt F. Bowman, Gordon Clifford Broadhead, W. Daniel Larsen and J. Michael Gaffney, who are all the independent Trustees. The Nomination Committee does not have a charter. The Nomination Committee is responsible for seeking and reviewing candidates for consideration as nominees for the position of Trustees and meets only as is considered necessary from time to time. While the Nomination Committee normally is able to identify from its own resources an ample number of qualified candidates, it will consider candidates for trustees nominated by any shareholder. Shareholders may recommend candidates for Board positions by writing to the Secretary of the Trust. During the year ended September 30, 2005, the Nomination Committee met three times.

The Board has a Valuation Committee, which is comprised of Debra McGinty-Poteet, DeWitt F. Bowman, Gordon Clifford Broadhead and, W. Daniel Larsen. The Valuation Committee is responsible for monitoring the valuation of the Fund’s securities and other investments; and as required, when the full Board is not in session, determining the fair value of illiquid securities and other holdings for which market quotations are not readily available, after consideration of all relevant factors, which determinations are reported to the full Board. During the year ended September 30, 2005, the Valuation Committee met two times.

Ownership of the Funds

The following table sets forth the dollar range of equity securities beneficially owned by each Trustee and nominee for Trustee in the Trust as of September 30, 2005.

Name of Trustee or Nominee	Dollar Range of Equity Securities in the Brandes Institutional International Equity Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee or Nominee within the Family of Investment Companies
DeWitt F. Bowman	None	None
Gordon Clifford Broadhead	None	None
W. Daniel Larsen	None	None
J. Michael Gaffney	$10,001 - $50,000	$10,001 - $50,000
Debra McGinty-Poteet	None	None
Karin B. Bonding	None	None

Compensation

The table below sets forth the compensation paid to the independent Trustees for the fiscal year ended September 30, 2005. The Trust does not compensate its officers or the Trustees who are affiliated with the Advisor for the services they provide.

Name of Trustee or Officer, Position	Aggregate Compensation from Trust	Pension or Retirement Benefits Accrued as Part of Trust Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Trust and Trust Complex Paid to Trustees
DeWitt F. Bowman, Trustee	$10,200	$0	$0	$10,200
Gordon Clifford Broadhead, Trustee	$10,200	$0	$0	$10,200
W. Daniel Larsen, Trustee	$10,200	$0	$0	$10,200
J. Michael Gaffney, Trustee	$10,200	$0	$0	$10,200

GENERAL INFORMATION

Solicitation of Proxies

In addition to solicitation of proxies by mail, officers of the Trust and officers and employees of Brandes Investment Partners, L.P., affiliates of the Advisor, or other representatives of the Trust may also solicit proxies by telephone or in person. Expenses incurred in connection with the solicitation of proxies will be borne by the Trust.

Voting Procedures

•	You can vote by mail or in person at the Meeting. To vote by mail, sign and send us the enclosed Proxy voting card in the envelope provided.

Shares represented by timely and properly executed proxies will be voted as specified. If you do not specify your vote with respect to a particular matter, the proxy holder will vote your shares in accordance with the recommendation of the Trustees. You may revoke your proxy at any time before it is exercised by sending a written revocation to the Secretary of the Trust, by properly executing and delivering a later-dated proxy, or by attending the Meeting and voting in person. Attendance at the Meeting alone, however, will not revoke the proxy.

Each whole share will be entitled to one vote as to any matter on which it is entitled to vote and each fractional share will be entitled to a proportionate fractional vote.

Quorum and Methods of Tabulation

Forty percent of the shares of the Trust entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business for the Trust at the Meeting. Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Board as inspectors for the Meeting.

For purposes of determining the presence of a quorum for the meeting, the inspectors will count as present the total number of shares voted “for” or “against” approval of any proposal, as well as shares represented by proxies that reflect abstentions and “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or the persons entitled to vote and the broker or nominee does not have the discretionary voting power on a particular matter). However, abstentions and broker non-votes will have no effect on the election of Trustees.

Adjournment

If a quorum is not present or sufficient votes in favor of either of the Proposals are not received by the time scheduled for the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to a date within a reasonable time after the Record Date to permit further solicitation of proxies with respect to any such Proposals. In addition, if the persons named as proxies determine it is advisable to defer action on one or more Proposals but not all Proposals, the persons named as proxies may propose one or more adjournments of the Meeting to a date within a reasonable time after the record date in order to defer action on such Proposals as they deem advisable. Any such adjournments will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies that they are entitled to vote in favor of such Proposals. They will vote against any such adjournment those proxies required to be voted against any of such Proposals. Any Proposals for which sufficient favorable votes have been received by the time of the Meeting will be acted upon and such action will be final regardless of whether the Meeting is adjourned to permit additional solicitation with respect to any other Proposal.

Advisor

Brandes Investment Partners, L.P. is the investment advisor to the Funds. The Advisor’s principal office is located at 11988 El Camino Real, Suite 500, San Diego, California, 92130.

Other Service Providers

The principal executive office of the Trust is located at 11988 El Camino Real, Suite 500, San Diego, CA 92130. The Trust’s administrator is U.S. Bancorp Fund Services, LLC, 2020 East Financial Way, Suite 100, Glendora, California, 91741. The Trust’s distributor is Quasar Distributors, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202.

Independent Public Accountants

Tait, Weller & Baker, LLP (“Tait”) has acted as independent public accountants to the Trust since 2003. Upon recommendation of its Audit Committee, the Board has selected Tait as independent public accountants to audit and certify the Trust’s financial statements for its fiscal year ended September 30, 2005. Representatives of Tait will not be present at the Meeting.

Audit Fees

For the Trust’s fiscal years ended October 31, 2004 and September 30, 2005, aggregate fees billed by Tait for the audit of the Trust’s annual financial statements and services that are normally provided by Tait in connection with statutory and regulatory filings or engagements for those fiscal years were $21,000 and $19,000, respectively.

Audit-Related Fees

Tait did not perform any assurance or services related to the performance of the audits of the Trust’s financial statements for the Trust’s fiscal years ended October 31, 2004 and September 30, 2005 which are not set forth under “Audit Fees” above.

Tax Fees

Tait prepared the Trust’s federal and state income tax returns for the Trust’s fiscal years ended October 31, 2004 and September 30, 2005. Aggregate fees billed to the Trust by Tait for professional services for tax compliance, tax advice, and tax planning were $2,500 and $3,000, respectively. All of these fees were required to be approved by the Audit Committee.

All Other Fees

Tait neither performed services for the Trust nor delivered any products to the Trust for the Trust’s fiscal years ended October 31, 2004 and September 30, 2005 other than as set forth above.

Pre-Approval of Certain Services

The Audit Committee Charter requires pre-approval by the Trust of all auditing and permissible non-audit services to be provided to the Trust by Tait, including fees. Accordingly, all of these non-audit services were required to be pre-approved, and all of these non-audit services were pre-approved by the Audit Committee.

Non-Audit Fees Paid by Advisor and Its Affiliates

For the Trust’s fiscal years ended October 31, 2004 and September 30, 2005, aggregate non-audit fees billed by Tait to the Trust and to the Advisor and its affiliates that provided ongoing services to the Trust were as follows: $2,500 and $3,000, respectively, for the preparation of the Trust’s federal and state income tax returns for such fiscal years.

The Audit Committee of the Board considered these non-audit services provided to the Advisor and its affiliates and determined that they were compatible with maintaining Tait’s independence when providing services to the Trust.

Outstanding Shares

The Trust currently offers shares of the Brandes Institutional International Equity Fund and the Separately Managed Account Reserve Trust series, each of which represents a separate investment portfolio.

The number of shares of each Fund issued and outstanding on the Record Date was as follows:

Name of Fund	Number of Issued and Outstanding Shares
Brandes Institutional International Equity Fund	33,066,081
Separately Managed Account Reserve Trust	1,538,272

As of the Record Date, the Trustees and officers of the Trust as a group owned beneficially less than 1% of the outstanding shares of each Fund and of the Trust as a whole. As of the close of business on the record date, the persons indicated below owned of record 5% or more of the outstanding shares of the Funds. The Trust has no information regarding the beneficial ownership of such shares.

Name of Fund	Name and Address of Beneficial Owner	Number of Shares	Percentage of Outstanding Shares
Brandes Institutional International Equity Fund
	Charles Schwab & Co., Inc. (1) San Francisco, CA 94104	8,470,815	25.6%
	Nationwide Trust Co. FBO Deseret Mutual Saving Plan Austin, TX 78701	6,404,740	19.4%
	Guy Bell Plan Administrator State of Alaska TTEE Englewood, CO 80111	5,846,026	17.7%
	National Financial Service Corp. New York, NY 10281	3,516,489	10.6%
Separately Managed Account Reserve Trust
	Jeff and Sally Busby Trust Solana Beach, CA 92075	445,358	28.9%
	Brent V Wood and Laurie C Mitchell Trust San Diego, CA 92103	383,929	24.9%
	Glenn and Lynne Carlson Trust Del Mar, CA 62014	383,929	24.9%
	Charles H. Brandes & Tanya M. Johnson JTTN Rancho Sante Fe, CA 92067	204,731	13.3%

(1) Charles Schwab & Co. Inc. is the nominee account for many individual shareholder accounts; the Fund is not aware of the size or identity of any individual accounts.

Other Matters

The Trust is not aware of any other matters that are expected to arise at the Meeting. If any other matter should arise, however, the persons named in properly executed proxies have discretionary authority to vote such proxies as they decide.

The Agreement and Declaration of Trust of the Trust, as amended, and the By-laws of the Trust, as amended, do not provide for annual meetings of shareholders and the Trust does not currently intend to hold such meeting in the future. Shareholder proposals for inclusion in a proxy statement for any subsequent meeting of the Trust shareholders must be received by the Trust a reasonable period of time prior to any such meeting.